                                                                   EXHIBIT 11.1

                       DONALDSON, LUFKIN & JENRETTE, INC.
             SCHEDULE OF COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
             COMMON SHARES AND COMMON SHARE EQUIVALENTS OUTSTANDING
                AND BASIC EARNINGS PER SHARE FOR THE YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995



                                                                            Years Ended December 31,

                                                                    1997             1996           1995
                                                                    ----             ----           ----
                                                                     (in thousands, except per share data)

Weighted Average Common Shares:
   Average Common Shares Outstanding                               55,139           53,300         50,570
    Average Restricted Stock Units Outstanding                         20                -              -
    Average Common Shares Issuable Under
      Employee Benefit Plans                                            -                -              -
                                                                 --------         --------       --------


Weighted Average Common Shares Outstanding:                        55,159           53,300         50,570

Earnings:
   Net Income                                                    $408,250         $291,300       $179,100
     Less:  Preferred Stock Dividend Requirement                   12,144           18,653         19,868
                                                                 --------         --------       --------

Earnings Applicable to Basic Common Shares                       $396,106         $272,647       $159,232
                                                                 ========         ========       ========

Basic Earnings Per Common Share                                  $   7.18         $   5.12       $   3.15
                                                                 ========         ========       ========







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